Exhibit 21

Subsidiaries of ePlus inc.

ePlus Group, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Technology, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Government, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Capital, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Jamaica, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Group, inc.

ePlus Iceland, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Group, inc.

IGX Capital UK, Ltd, an England Private limited Company, a wholly-owned subsidiary of ePlus Group, inc.

ePlus Technology Services, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Technology, inc.

IGXGlobal UK, Limited, an England Private limited Company, a wholly-owned subsidiary of ePlus Technology, inc.

ePlus Software LLC, a Commonwealth of Virginia limited liability company, a wholly-owned subsidiary of ePlus Technology, inc.

ePlus Canada Company, registered in Canada, a wholly-owned subsidiary of ePlus Capital, inc.